 Exhibit 10.3

AGREEMENT

This Agreement (the “Agreement”) is dated January 22, 2015 and is made by and between FOREX INTERNATIONAL TRADING COMPANY, a Nevada corporation (the “Company”) and FLEMING PLLC, a New York Professional Limited Liability Company (the “Consultant”).

WHEREAS, the Company and the Consultant formerly entered into an a Retainer Agreement (the “Retainer Agreement”) pursuant to which the Consultant was hired by the Company as legal counsel (the “Services”);

WHEREAS, in consideration for providing the Services, the Consultant is owed legal fees in the amount of $32,000 (the “Fees”);

WHEREAS, the Company and the Consultant have agreed to settle the Fees owed to the Consultant by the Company;

WHEREAS, under the terms of the Agreement, the Company will issue to the Consultant 3,200,000 shares of common stock of the Company (the “Shares”) valued at $0.005 per share;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Consultant as follows:

1.                  The Retainer Agreement is cancelled and the Parties are not bound by any provision contained therein.

2.                  In Consideration for providing the Services, the Company hereby agrees to issue Stephen M. Fleming, the sole owner of the Consultant, the Shares.

3.                  Consultant warrants and represents that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

4.                  Each party shall be responsible for their own attorneys’ fees and costs.

5.                  The Company releases and forever discharges Consultant and its respective agents, servants, employees, proprietors, partners, officers, directors, shareholders, subsidiaries, attorneys, predecessors, successors, assigns, heirs, survivors and personal representatives of and from any and all known or unknown claims, debts, liabilities, demands, obligations, damages, losses, costs, expenses, attorney' s fees, actions and causes of action, from the beginning of time to the effective date of this Agreement. The Company agrees that it will not initiate any complaint, suit, or action of any kind against the other party, in law or equity, before a state court, federal court, foreign court, or administrative body; except as necessary to enforce the terms of this Agreement.

6.                  Each party acknowledges and represents that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

7.                  This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

8.                  This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

9.                  Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

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10.              This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

FOREX INTERNATIONAL TRADING COMPANY

By: /s/Igwekali Reginald Emmanuel

Name: Igwekali Reginald Emmanuel

Title: President, Chief Executive Officer, Secretary, Treasurer and Chairman of the Board of Directors

FLEMING PLLC

By:/s/ Stephen M. Fleming

Name: Stephen M. Fleming

Title: Managing Member